Exhibit 10.40
FIFTH AMENDED AND RESTATED THREE PARTY
AGREEMENT RELATING TO LOCKBOX SERVICES AND CONTROL
(with Activation upon Notice)
Dated as of June 30, 2005
     THIS FIFTH AMENDED AND RESTATED THREE PARTY AGREEMENT RELATING TO LOCKBOX SERVICES AND CONTROL (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”) is entered into as of June 30, 2005, by and among:
     (1) BANK OF AMERICA, N.A., a national banking association, as the lockbox bank under this Agreement (in such capacity, the “Bank”) and under the Intercreditor Agreement (as defined below);
     (2) Each of the FINANCING AGENTS party hereto, including each of the parties that from time to time may become a Financing Agent party hereto by execution and delivery of a joinder agreement in the form of Exhibit C to the Intercreditor Agreement (as defined below) as financing agent under any of the Financing Documents (as defined below) (each, a “Financing Agent” and, collectively, the “Financing Agents”);
     (3) CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, in each of the following capacities: (i) as the originator under the Financing Documents (in such capacity, the “Originator”); (ii) as the original servicer under the Financing Documents (in such capacity, the “Original Servicer”); and (iii) as the original lockbox servicer under this Agreement and the Intercreditor Agreement (in such capacity, the “Lockbox Servicer”); and
     (4) CAPITALSOURCE FUNDING INC., a Delaware corporation (f/k/a CapitalSource Funding LLC) (the “Company”) as the owner of the accounts and as the owner of the lockbox.
     Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Intercreditor Agreement.
R E C I T A L S
     WHEREAS, the Company has granted to certain lenders or their nominees a security interest in the Lockbox Accounts (as defined below) and the Remittances (as defined in the Intercreditor Agreement) mailed to the United States Post Office addresses P.O. Box 409739, Atlanta, GA 30384-9739, P.O. Box 409761, Atlanta, GA 30384-9761 and P.O. Box 409780, Atlanta, GA 30384-9780 (each a “Lockbox” and, collectively, the “Lockboxes”; each such address is referred to herein as a “Lockbox Address” and, collectively as the “Lockbox Addresses”) processed therein and deposited to the Company’s accounts numbered

003930559738, 003938703751, 003939396662 and 003922575610 with the Bank (the “Lockbox Accounts”);
     WHEREAS, the parties hereto have entered into the Fourth Amended and Restated Intercreditor and Lockbox Administration Agreement, dated as of June 30, 2005 (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Intercreditor Agreement”) with respect to liens that attach to, and the administration of, the Remittances in the Lockboxes and the Lockbox Accounts; and
     WHEREAS, the parties hereto are entering into this Agreement with the intent to, among other things, (i) amend, restate and supercede in its entirety the Fourth Amended and Restated Three Party Agreement Relating to Lockbox Services, dated as of November 25, 2003 (the “Existing Agreement”), (ii) provide for the disposition of the net proceeds of the Remittances deposited in the Lockboxes and the Lockbox Accounts, and (iii) provide the Financing Agents, including any subsequent Financing Agents with continued “control” (as such term is used in Section 9-104 of the Uniform Commercial Code as enacted in the State of New York (the “UCC”)), for the purpose of perfecting and continuing the perfection of such Financing Agents’ security interests in the Lockbox and the Lockbox Accounts under the UCC.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are here acknowledged, the parties hereto hereby agree as follows:
     1. The Bank is hereby authorized:
          (a) to perform the lockbox service set forth herein (the “Lockbox Service”) and to follow its usual operating procedures for the handling of any Check (as such term is defined in the UCC), in accordance with the Standard Terms and Conditions attached hereto as Exhibit A and incorporated herein, except as modified by this Agreement;
          (b) to charge the Lockbox Accounts for all returned Checks, service charges, and other fees and charges associated with the Lockbox Service and this Agreement; and
          (c) to follow its usual procedures in the event the Lockbox Addresses, the Lockbox Accounts or any Check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process.
     2. (a) The Bank will comply with instructions originated by the Requisite Financing Agents (as defined in the Intercreditor Agreement) or an entity designated by them concerning the Lockboxes and the Lockbox Accounts without further consent by the Lockbox Servicer (including, without limitation, any instructions to pay over to the Financing Agents all available balances in the Lockboxes and the Lockbox Accounts from time to time). Unless and until a Notice (as defined below) is received by the Bank, the Bank may also comply with any instruction it receives from the Lockbox Servicer concerning the Lockboxes and the Lockbox Accounts without further consent by the Financing Agents (including, without limitation, making withdrawals from the Lockboxes and the Lockbox Accounts); provided, that, the Bank will not comply with any instructions to close any of the Lockboxes or any Lockbox Account without the prior written consent of each Financing Agent. Within a reasonable period of time not to exceed two (2) Business Days after the Bank’s receipt of written notice in the form of Attachment I (the

“Notice”), the Bank shall no longer comply with instructions from the Lockbox Servicer with respect to the Lockboxes and Lockbox Accounts, and within a reasonable period of time not to exceed five (5) Business Days shall transfer all collected and available balances in the Lockbox Accounts to the account specified in the written instructions in the Notice, provided, that such Notice shall only specify one account to which the Bank shall send all such funds. “Business Day” means each Monday through Friday, excluding bank holidays. Funds are not available if, in the reasonable determination of the Bank, they are subject to a hold, dispute or legal process preventing their withdrawal. Thereafter the Financing Agents shall have exclusive control of the Lockboxes and the Lockbox Accounts unless and until the Financing Agents provide the Bank with notice to the contrary in compliance with the notice requirements of Section 15 hereof. The Bank will not agree with any other person to comply with instructions concerning the Lockboxes and the Lockbox Accounts given by any person other than the Lockbox Servicer and/or the Requisite Financing Agents (or an entity appointed by them).
          (b) The Bank shall have no responsibility or liability to the Financing Agents with respect to the value of the Lockbox Accounts or any responsibility to limit, restrict or otherwise monitor the withdrawal of funds from the Lockbox Accounts by the Company or the Lockbox Servicer unless and until a Notice has been received by the Bank. This Agreement does not create any obligation or duty of the Bank other than those expressly set forth herein. The Bank may rely on notices and communications which do not conflict with the terms hereof that it reasonably believes are given by the appropriate party. The Bank shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any party purporting to give such notice or instructions including, without limitation, whether any group of Financing Agents comprise the Requisite Financing Agents (as represented in writing to the Bank) or the validity of the designation of the authority designated to any entity or designated by the Requisite Financing Agents or the Financing Agents pursuant to Section 23 or otherwise; provided that, notwithstanding the foregoing, as a condition to any action to be taken hereunder the Bank shall be entitled to require, at its sole option, a written certification with respect to any group’s authorization to cause it to take any such actions and the Bank shall be entitled to, and fully protected in its reliance on, any such certification.
     3. (a) If the balances in the Lockbox Accounts are not sufficient to pay the Bank for any returned Check and the Originator has not paid the amounts payable in respect of such returned Checks, each Financing Agent, as applicable, agrees to pay to the Bank on demand the portion of any amounts received by such Financing Agent with respect to such returned Check.
          (b) If the balances in the Lockbox Accounts are not sufficient to compensate the Bank for any fees or charges due the Bank in connection with the Lockbox Service or this Agreement, the Originator agrees to pay the Bank on demand the amount due the Bank. The Originator will have breached this Agreement if it has not paid the Bank, within five (5) Business Days after the demand, the amount due the Bank.
          (c) The Originator hereby authorizes the Bank, without prior notice, from time to time to debit any other account the Originator may have with the Bank for the amount or amounts due from the Originator under subsection 3(a) or 3(b).

          (d) The Bank agrees it shall not have and shall not exercise any right of set-off against the Lockbox Accounts, except as permitted under Section 1(b) of this Agreement, until it has been advised in writing by each Financing Agent that all of the obligations owed to such Financing Agent (and persons represented by such Financing Agent) and secured by the Checks and the Lockbox Accounts are paid in full. The Financing Agents shall notify the Bank promptly in writing upon payment in full of all such obligations and this Agreement shall automatically terminate upon receipt of all such notices, provided, however, that Bank shall have no obligation to confirm that the parties representing themselves in writing to the Bank as all of the then existing Financing Agents, comprise all of the then existing Financing Agents.
     4. The Bank may terminate this Agreement upon thirty (30) days’ prior written notice to the Company, the Originator, the Lockbox Servicer and the Financing Agents and the transfer of all amounts on deposit in the Lockbox Accounts to the account designated in writing by the Requisite Financing Agents. The Financing Agents may terminate this Agreement upon thirty (30) days’ prior written notice to the Company and the Bank. Neither the Company nor the Lockbox Servicer may terminate this Agreement or the Lockbox Service except with (i) the written consent of each Financing Agent and (ii) upon thirty (30) days’ prior written notice to the Bank and the Financing Agents.
          (a) The Bank will not be liable to the Company, the Originator or the Financing Agents for any expense, claim, loss, damage or cost (the “Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or willful misconduct.
          (b) In no event will the Bank or any Financing Agent be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.
          (c) The Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Bank, if (i) such failure or delay is caused by circumstances beyond the Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of the Company, the Originator or the Financing Agents or (ii) such failure or delay resulted from the Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.
     5. The Originator shall indemnify the Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning the Bank’s provision of the Lockbox Service, this Agreement, any Check or the Lockbox Addresses. This Section 5 does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of the Bank. The Originator’s obligations under this Section 5 shall survive termination of this Agreement.

     6. (a) Each party hereto represents and warrants (each as to itself only) that: (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.
          (b) The Bank represents and warrants to the Company, the Originator, the Original Servicer, the Lockbox Servicer and the Financing Agents that: (i) the Lockbox Accounts are held with the Bank in the name of the Company; (ii) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (iii) the Bank has not agreed (and will not agree) with any party, other than the Company and the Financing Agents, to comply with instructions concerning the Lockbox Accounts; and (iv) the Requisite Financing Agents are entitled to control the Lockbox Accounts and to direct the Bank in the disposition of funds in the Lockbox Accounts, without further consent of the Company, as provided in this Agreement.
          (c) Each of the parties hereto (each as to itself only) agrees that it shall be deemed to make and renew each representation and warranty in subsections 6(a) and (b), as applicable, on and as of each day on which it uses the Lockbox Service.
     7. The Company represents and warrants that it has not assigned or granted a security interest in the Lockbox Accounts or any funds now or hereafter deposited in the Lockbox Accounts, except as described in the Intercreditor Agreement.
     8. Each of the Company, the Originator, the Original Servicer, the Lockbox Servicer and the Financing Agents (each as to itself only and solely in such capacity) agrees that it will not permit the Lockbox and the Lockbox Accounts to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than as contemplated in the Intercreditor Agreement (and/or as required pursuant to any commercial paper conduit’s securitization program to the extent such commercial paper conduit is a party to any Financing Document and the Financing Agent with respect thereto is a party to the Intercreditor Agreement) and that following the Bank’s receipt of the Notice contemplated in Section 2 of this Agreement, that each of the Company, the Originator, the Original Servicer and the Lockbox Servicer (each as to itself only) agrees that it will not withdraw or attempt to withdraw any monies from the Lockbox Accounts (other than as contemplated by the Intercreditor Agreement) until such time as the Financing Agents advise the Bank in writing that the Financing Agents no longer claim any interest in the Lockbox Accounts and the Remittances deposited therein.
     9. The Financing Agents acknowledge and agree that the Bank has the right to charge the Lockbox Accounts from time to time for customary fees and expenses, as set forth in

Section 1(b) of this Agreement, and that the Financing Agents have no right to the monies so withdrawn by the Bank.
     10. (a) Each business day, the Bank will send any Checks not processed in accordance with its standard terms and conditions (which such standard terms and conditions are attached hereto as Exhibit A) and set up documents as well as any other materials, such as invoices, received at a Lockbox Address plus information regarding the deposit for the day to the address specified below for the Company. The Lockbox Servicer (on behalf of the Company) shall promptly provide a copy of the deposit advice to each of the Financing Agents.
          (b) The Bank will provide an original bank statement to the Company and the Company (or the Lockbox Servicer on behalf of the Company) shall promptly provide a copy of such original statement to each of the Financing Agents. Bank agrees to provide a copy of the statement to the entity selected by the Financing Agents pursuant to Section 23 hereof.
     11. The Originator agrees to pay to the Bank, upon receipt of the Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce the Bank’s rights in a case arising under Title 11, United States Code. The Originator agrees to pay the Bank, upon receipt of the Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by the Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).
     12. Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against the Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against the Company, the Bank may act as the Bank deems necessary to comply with all applicable provisions of governing statutes and shall be held harmless by the Company and/or the Originator from any claim of any of the parties for so doing.
     13. No amendment or supplement to or modification of this Agreement and no waiver of or consent to departure from any of the provisions of this Agreement shall be effective unless such amendment, supplement, modification, waiver or consent is in writing and signed, in the case of an amendment, supplement or modification, by each of the Financing Agents, the Lockbox Bank, the Owner, the Originator, the Original Servicer and the Lockbox Servicer; provided, that after delivery of a Notice to the Bank, then none of the Owner, the Originator, the Original Servicer (only if it is still acting in such capacity and there has not been appointed a Successor Servicer (as defined in the Intercreditor Agreement)) or the Lockbox Servicer shall need to be a party to any amendment, supplement or modification that does not increase the liabilities or obligations of such party hereunder or, in the case of any waiver or consent, by the party against which enforcement of such waiver or consent is sought, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that Bank shall have no obligation to confirm that the parties representing themselves in writing to the Bank as all of the then existing Financing Agents, comprise all of the then existing Financing Agents. Notwithstanding the foregoing, the Bank’s charges are subject to change by the Bank upon thirty (30) days’ prior written notice to the Company and the Financing Agents. Prior to the execution of any such amendment, waiver or consent, the Originator and/or any applicable Financing Agent shall furnish written notification of the substance of such amendment, supplement, modification or consent, together with a copy thereof, to each rating agency to the extent required pursuant to the respective Financing Documents.
     14. This Agreement may be executed in counterparts (including by facsimile or other electronic means); all such counterparts shall constitute but one and the same agreement.
     15. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or as set forth in the joinder agreement pursuant to which such entity became a party hereto or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.
     16. This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement, including the Intercreditor Agreement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof, including the Existing Agreement.
     17. The Company may not assign any of its rights under this Agreement without the prior written consent of Bank and each Financing Agent.
     18. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the parties hereto.
     19. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT THAT MATTERS RELATING TO THE PERFECTION OR EFFECT OF PERFECTION OR NONPERFECTION OF A SECURITY INTEREST IN THE LOCKBOXES AND LOCKBOX ACCOUNTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF WHERE THE ACCOUNT IS MAINTAINED TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK DO NOT GOVERN SUCH MATTERS.
     20. The Bank hereby agrees not to institute or join any other person or entity in instituting, any suit pursuant to Title 11, United States Code, or any similar suit or proceeding under then applicable state or federal law providing for the relief of debtors or the protection of creditors, against the Company prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect) after payment of all obligations of the Company to each Financing Agent (and the parties for which it is acting as agent) are paid in full. This section shall survive any termination of this Agreement.

     21. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement related to subsequent Financings, subsequent Financing Assets and subsequent Financing Agents shall not become operative until the applicable subsequent Financing Agent shall have executed and delivered to each of the parties hereto an executed counterpart to the joinder agreement prescribed by Section 15 of the Intercreditor Agreement agreeing to be bound by all the applicable terms and conditions hereof and of the Intercreditor Agreement.
     22. The Company hereby appoints the Originator as the Lockbox Servicer hereunder, and hereby appoints and authorizes the Lockbox Servicer to act as its sole and exclusive agent to act on behalf of the Company under this Agreement and hereby irrevocably authorizes Lockbox Servicer, as agent for the Company, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement. Until such time as Bank receives notice in writing signed by each of the Company and the Lockbox Servicer or receives a Notice as provided for herein, it shall be entitled to rely on all orders and instructions received by Lockbox Servicer with respect to the Lockboxes and the Lockbox Accounts.
     23. At the request of the Bank, the Financing Agents and/or the Requisite Financing Agents shall use their reasonable best efforts to appoint a single Financing Agent (or other entity) to interact with the Bank in connection with this Agreement and/or the Intercreditor Agreement. Upon such designation, the entity so designated shall promptly advise the Bank. Any entity so designated may be removed at any time by the designation of a new entity by the Financing Agents entitled to make any such designation and the Bank shall be promptly notified of any such change. The Bank shall be entitled to rely, for all purposes, on any such designation made by the Financing Agents or the Requisite Financing Agents and, until notice of a change of such designated entity, shall be entitled to rely on instructions from any such designated entity as if delivered by all of the Financing Agents or the Requisite Financing Agents, as applicable. The provisions of this Section 23 do not change the substantive rights of the Financing Agents under this Agreement in the Intercreditor Agreement and, any such designee would be required to obtain specific instructions from the Requisite Financing Agents and all of the Financing Agents, as applicable, unless greater authority had been delegated to such entity by the applicable group of Financing Agents; instead these provisions are intended solely to facilitate the convenience and certainty of the Financing Agents’ interaction with the Bank. If the Financing Agents and/or Requisite Financing Agents are not able to agree on a single Financing Agent (or other entity) to interact with the Bank, then the Financing Agents and/or Requisite Financing Agents agree that any notices or other correspondence to the Bank shall be in writing signed by the Financing Agents and/or Requisite Financing Agents, as applicable; provided, however, that Bank shall have no obligation to confirm that the parties representing themselves in writing to the Bank as all of the then existing Financing Agents or the Requisite Financing Agents, as applicable, comprise all of the then existing Financing Agents or the Requisite Financing Agents, as applicable.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

CAPITALSOURCE FUNDING INC., as the
Company

By:	/s/ Steven A. Museles

Name:	Steven A. Museles
Title:	Senior Vice President

CapitalSource Funding Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Treasurer
Facsimile No.: (301) 841–2700
Confirmation No.: (301) 841–2307

CAPITALSOURCE FINANCE LLC, as the Originator, the
Original Servicer and the Lockbox Servicer

By:	/s/ Giles R. Coates

Name:	Giles R. Coates
Title:	Director – Treasury and Risk Management

CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attention: Treasurer
Facsimile No.: (301) 841–2700
Confirmation No.: (301) 841–2307
[Signatures Continued on the Following Page]
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

WELLS FARGO BANK, NATIONAL ASSOCIATION, Successor by Merger to Wells Fargo Bank Minnesota, National Association, as the CS Funding II Facility Agent, the 2002-2 Securitization Agent, the 2003-1 Securitization Agent, the 2003-2 Securitization Agent, the 2004-1 Securitization Agent, the 2004-2 Securitization Agent and the 2005-1 Securitization Agent

By:	/s/ Cory Branden

Name:	Cory Branden
Title:	Vice President

Wells Fargo Bank, National Association
Sixth and Marquette Avenue
MAC N9311–161
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services
Asset-Backed Administration
Facsimile No.: (612) 667-3539
Confirmation No.: (612) 667-8058

[Signatures Continued on the Following Page]
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

WACHOVIA CAPITAL MARKETS, LLC, as
CS Funding III Warehouse Agent

By:	/s/ Paul A. Burkhart

Name:	Paul A. Burkhart
Title:	Vice President

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC0600
Charlotte, North Carolina 28288
Attention: Raj Shah
Facsimile No.: (704) 715-0067
Confirmation No.: (704) 374-6230
[Signatures Continued on the Following Page]
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

HARRIS NESBITT CORP., as CS Funding Agent

By:	/s/ Kevin P. Gibbons

Name:	Kevin P. Gibbons
Title:	Managing Director

Harris Nesbitt Corp.
115 South LaSalle Street
13th Floor West
Chicago, Illinois 60603
Attention: Kevin Gibbons
Facsimile No.: (312) 293-4908
Confirmation No.: (312) 461-5542
[Signatures Continued on the Following Page]
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

BANK OF MONTREAL, CHICAGO BRANCH,
as Mariner Facility Agent

By:	/s/ Stephen Maenhout

Name:	Stephen Maenhout
Title:	Vice President

Harris Nesbitt Financing, Inc.
115 South LaSalle Street, 12th Floor West
Chicago, Illinois 60603
Attention: Amy Dumser
Telephone: (312) 750-4371
Facsimile: (312) 750-6057

With a copy to

Attention: Maria Torres
115 South LaSalle, 17th Floor West
Chicago, Illinois 60603
Email: maria.torres@bmo.com
Telephone: (312) 750-4347
Facsimile: (312) 750-4345
[Signatures Continued on the Following Page]
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

JPMORGAN CHASE BANK, N.A., as CS
Funding V Agent

By:	/s/ Christine Herrick

Name:	Christine Herrick
Title:	Vice President

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, Texas 77002-8069
Attention of Loan and Agency Services
Telecopy No. (713) 750-2223
Telephone No. (713) 750-3570

With a copy to:

JPMorgan Chase Bank, N.A.,
270 Park Avenue, 4th Floor,
New York, New York 10017-2014,
Attention of Collateral Management Services Group
Telecopy No. (212) 270-4628
Telephone No. (212) 270-7449

And a copy to:

JPMorgan Chase Bank, N.A.,
270 Park Avenue,
New York, New York 10017,
Attention of Financial Institutions Corporate Banking
Telecopy No. (212) 270-1511
Telephone No. (212) 270-9747
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

BANK OF AMERICA, N.A., as the Lockbox Bank

By:	/s/ Peter N. Knickerbacker

Name:	Peter N. Knickerbacker
Title:	Senior Vice President

Bank of America, N.A.
Deposit Support East Manager
225 N. Calvert Street
Mail Code MD4-301-10-38
Baltimore, Maryland 21202
Facsimile No.: (410) 347-0316
Confirmation No.: (410) 605-8616
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

ATTACHMENT I
THREE PARTY LOCKBOX

To:	Bank of America, N.A.
Mail Code: MD4-301-10-38
225 N. Calvert Street
Baltimore, Maryland 21202
Attn: Deposit Support East Manager

Re:	CapitalSource Funding LLC
Lockbox Account Nos. 003930559738, 003938703751, 003939396662 and 003922575610
Ladies and Gentlemen:
     Reference is made to the Fifth Amended and Restated Three Party Agreement Relating to Lockbox Services and Control, dated June 30, 2005 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and among Bank of America, N.A., CapitalSource Finance LLC, CapitalSource Funding LLC and the Financing Agents party thereto from time to time regarding the above-described accounts (the “Lockbox Accounts”). In accordance with subsection 2(a) of the Agreement, we hereby give you notice of our exercise of control of the Lockbox Accounts and we hereby instruct you to transfer all collected and available balances existing as of the date hereof and all funds received on and after the date hereof to the following account or otherwise in accordance with joint written instructions of the undersigned. The undersigned signatories comprise the Requisite Financing Agents (or an entity designated by them) referenced in Section 2(a) of the Agreement and the Bank shall be entitled to rely on such representation for all purposes without investigation.
Bank Name: ______________________________
Location: ________________________________
ABA Routing No.: _________________________
Credit Account Nos.: _______________________
[Signatures begin on the following page]
Fourth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

Attachment I - 1

Very truly yours,

[Insert signatures for applicable Financing Agents that comprise the Requisite Financing Agents or the entity designated by them at the time of activation]

EXHIBIT A
To Amended And Restated
Three Party Agreement
Relating To Lockbox Services
STANDARD TERMS AND CONDITIONS
     The Lockbox Service involves processing Checks that are received at a Lockbox Address. With this Service, Lockbox Servicer (on behalf of the Company) instructs its customers to mail checks it wants to have processed under the Service to a Lockbox Address. Bank picks up mail at the Lockbox Addresses according to its usual pick-up schedule. Bank will have unrestricted and exclusive access to the mail directed to the Lockbox Addresses. Bank will provide Company with the Lockbox Service for a Lockbox Address when Company has completed and Bank has received Bank’s then current set-up documents for each Lockbox Address.
     If Bank receives any mail containing Company’s lockbox number at Bank’s lockbox operations location (instead of a Lockbox Address), Bank may handle the mail as if it had been received at a Lockbox Address.
     PROCESSING
     Bank will handle Checks received at the Lockbox Addresses according to the applicable deposit account agreement, as if the Checks were delivered by Company to Bank for deposit to the Account, except as modified by this Agreement.
     Bank will open the envelopes picked up from the Lockbox Addresses and remove the contents. For the Lockbox Addresses, Checks and other documents contained in the envelopes will be inspected and handled in the manner specified in the Company’s set-up documents. Bank captures and reports information related to the lockbox processing, where available, if Company has specified this option in the set-up documents. Bank will endorse all Checks Bank processes on Company’s behalf.
     If Bank processes an unsigned check as instructed in the set-up documents, and the check is paid, but the account owner does not authorize payment, Company agrees to indemnify Bank, the deposit bank (which may include Bank) and any intervening collecting bank for any liability or expense incurred by such indemnitee due to the payment and collection of the check.
     If Company instructs Bank not to process a check bearing a handwritten or typed notation “Payment in Full” or words of similar import on the face of the check, Company understands that Bank has adopted procedures designed to detect Checks bearing such notations; however, Bank will not be liable to Company or any other party for losses suffered if Bank fails to detect Checks bearing such notations.
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

Exhibit A-1

     RETURNED CHECK
     Unless Company and Bank agree to another processing procedure, Bank will reclear a Check once which has been returned and marked “Refer to Maker,” “Not Sufficient Funds” or “Uncollected Funds.” If the Check is returned for any other reason or if the Check is returned a second time, Bank will debit the applicable Account and return the Check to Company. Company agrees that Bank will not send a returned item notice to Company for a returned Check unless Company and Bank have agreed otherwise.
     ACCEPTABLE PAYEES
     For the Lockbox Addresses, Lockbox Servicer (on behalf of the Company) will provide to Bank the names of Acceptable Payees (“Acceptable Payee” means Company’s name and any other payee name provided to Bank by Company as an acceptable payee for Checks to be processed under the Lockbox Service). Bank will process a check only if it is made payable to an Acceptable Payee and if the check is otherwise processable. Company warrants that each Acceptable Payee has authorized Checks payable to it to be credited to the Account Company designates for the Lockbox Service. Bank may treat as an Acceptable Payee any variation of any Acceptable Payee’s name that Bank deems to be reasonable.
     CHANGES TO PROCESSING INSTRUCTIONS
     Lockbox Servicer (on behalf of the Company) may request Bank orally or in writing to make changes to the processing instructions (including changes to Acceptable Payees) for any Lockbox Address by contacting its Bank representative, provided, Lockbox Servicer agrees to notify the Financing Agents of any such changes, provided, further, Bank shall have no obligation to ensure that the Financing Agents have been notified of any such requested changes. Bank will not be obligated to implement any requested changes until Bank has actually received the requests, and had a reasonable opportunity to act upon them. In making changes, Bank is entitled to rely on instructions purporting to be from the Lockbox Servicer.
Fifth Amended and Restated
Three Party Agreement Relating to
Lockbox Services and Control

Exhibit A-2